UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2008 (December 11, 2008)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

001-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2008, the Board of Directors of LoJack Corporation (the “Company”) promoted Ronald V. Waters, III to President and Chief Executive Officer, effective as of January 1, 2009.  Mr. Waters has served as the Company’s President and Chief Operating Officer since joining the Company in February 2007.  Richard T. Riley, the Company’s current Chairman and Chief Executive Officer will remain with the Company full time and serve as the Company’s Executive Chairman of the Board effective January 1, 2009.

Prior to joining the Company, Mr. Waters, served as Chief Operating Officer for the Wm. Wrigley Jr. Company from December 2003 through May 2006. He joined the Wm. Wrigley Jr. Company in 1999 as Chief Financial Officer and served as Chief Financial Officer until his elevation to Chief Operating Officer in 2003.  Prior to joining the Wm. Wrigley Jr. Company, Mr. Waters held several senior executive positions of increasing responsibility with The Gillette Company. Before joining The Gillette Company, Mr. Waters was a Partner and Practice Leader with KPMG International.  Mr. Waters is currently a director of HNI Corporation and Fortune Brands, Inc., each a public company listed on the New York Stock Exchange.

Effective January 1, 2009, Mr. Waters’ annual base salary will be $500,000 and his annual target bonus opportunity will be 60% of his annual base salary.  The Board of Directors granted Mr. Waters 140,000 non-qualified options.  Pursuant to the LoJack Corporation 2008 Stock Incentive Plan (the “Plan”), such options to purchase shares of Company common stock will vest in four equal annual increments and have an exercise price equal to the fair market value of Company common stock on the date of grant.  Mr. Waters was also granted approximately 57,000 shares of time based restricted stock pursuant to the Plan, which will vest 100% on the third anniversary of the date of issue.  In addition, on the date grants are made to the Company’s executive officers in February 2009, the Company shall grant to Mr. Waters such amount of incentive restricted stock equal to dividing 240,000 by the Company’s share price on the date of grant, with vesting subject to the same Company performance requirements with respect to 2009 and 2010 operating income targets as grants made to the Company’s other executive officers.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

99.1	Press Release of LoJack Corporation dated December 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant)
By:	/s/ Thomas A. Wooters
Thomas A. Wooters Executive Vice President and General Counsel

Date: December 15, 2008